NOLAND COMPANY
                                    BY-LAWS

                                   ARTICLE I

                                  Stockholders

        1. Annual and Special Meetings

        The annual meeting of the stockholders of the Corporation shall be held on the third Thursday of April each year, or such other date in the month of April, May or June as the Board of Directors may designate. Other meetings of the stockholders shall be held whenever called by the Chairman of the Board of Directors, the President, a majority of the Directors or stockholders holding at least 30% of the then outstanding number of shares of Capital Stock entitled to vote. All meetings shall be held at such hour and at such place within or without the State of Virginia as may be stated in the notice of the meeting.

        2. Notice of Meetings

        Notice stating the time and place of the meeting and, in case of a special meeting, the purpose or purposes for which it is called, shall be mailed to each stockholder at his address as it appears on the Stock Transfer books of the Corporation not less than 10 nor more than 50 days before the date of the meeting (except that if the meeting is to act on (a) an amendment to the Articles of Incorporation, (b) a reduction in stated capital, (c) a plan of merger or consolidation, (d) the sale, lease, exchange, mortgage or pledge of all or substantially all of the assets of the Corporation when not to be made in the usual and regular course of business, or (e) the dissolution of the Corporation, then such notice shall be mailed not less than 25 nor more than 50 days before the date of the meeting and in addition shall be accompanied by a copy of the proposed amendment or plan of reduction, or merger or consolidation, as appropriate). Any stockholder may waive in writing any notice of a meeting, whether before or after the date of the meeting.

        3. Quorum

        The holders of a majority of the outstanding shares of Capital Stock entitled to vote shall constitute a quorum at any meeting of the stockholders. If less than a majority of the outstanding shares are present in person or represented by proxy at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        4. Vote Required

        A vote of the majority of the shares present either in person or by proxy shall determine all questions, except that (1) a two-thirds vote of all shares outstanding shall be required to approve any of the actions listed in items (a), (b), (c), (d) or (e) of Section 2 above and (2) a two-thirds vote, or more, of shares present shall be required on certain questions of procedure for the meeting when required by Section 6 of this Article I.

        5. Closing of Transfer Books and Fixing of Record Date

        The transfer books for shares of Capital Stock of the Corporation may be closed by order of the Board of Directors for not exceeding 50 days for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or in order to make a determination of stockholders for any other proper purpose. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than 50 days preceding the date on which the particular action requiring such determination is to be taken.

        6. Meeting Procedure

        The Chairman of the Board of Directors shall preside over all meetings of the stockholders or, in his absence, the President or, if he be present, the Senior Vice President or a Vice President. If no such officer is present, a chairman shall be elected by the meeting. The Secretary of the Corporation shall act as secretary of the meeting if he be present and, if he be not present, a secretary shall be elected by the meeting. The Chairman of the meeting may appoint one or more inspectors of election to determine the qualification of voters, the validity of proxies and the results of any vote. To the extent not otherwise expressly provided elsewhere in these By-Laws or by the laws of Virginia, the meeting shall be conducted by the ordinary rules of parliamentary procedure as interpreted by the presiding officer and in the event of any dispute as to such parliamentary rules, the most recent edition of Roberts Rules of Order as interpreted by the presiding officer shall govern and no ruling of the Chair shall be reversed on appeal to the floor except by the concurring vote of the holders of more than two-thirds of the shares present or represented.

        7. Stockholder Proposals

        To be properly brought before an annual meeting of stockholders, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than sixty (60) days in advance of the annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and
(iv) any material interest of the stockholder in such business.

        In the event that a stockholder attempts to bring business before an annual meeting without complying with the provisions of this Section 7, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.

        No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 7, provided, however, that nothing in this Section 7 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

        8. Opt-Out of Control Share Acquisitions Act

        Article 14.1 of the Virginia Stock Corporation Act (Control Share Acquisitions) does not apply to any acquisition of shares of the Corporation.

                                   ARTICLE II

                                   Directors

        1. Number

        The Board of Directors shall consist of five (5) Directors. This number may be changed at any time by amendment of these By-Laws, but shall always be a number of not less than three. Directors need not be stockholders.

        2. Election, Term, Removal, Vacancy

        The Board of Directors shall be chosen at the annual meeting of the stockholders. Directors shall hold office until the next annual meeting of the stockholders or until their successors are elected. The stockholders at any meeting called expressly for the purpose, by a vote of the holders of a majority of all the shares of Capital Stock at the time outstanding may remove any Director with or without cause and fill the vacancy. Any vacancy arising among the Directors may be filled by the remaining Directors unless sooner filled by the stockholders in meeting, provided, however, that the Directors may not fill more than two vacancies resulting from an increase in the number of Directors by amendment of the By-Laws.

        Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of Directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, sixty (60) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each notice shall set forth: (a) the name and address of the stockholders who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        3. Meetings

        Meetings of the Board of Directors shall be held at times fixed by resolution of the Board or on the call of the Chairman of the Board, the President or a majority of the members of the Board.

        4. Notice of Meetings

        Notice of any meeting, whether regular or special, shall be given by the Secretary to each member of the Board not less than two days before the meeting by mail or by delivering such notice to him or telephoning or telegraphing it to him at least one day before the meeting. Notice of any meeting shall state the time and place of the meeting but need not state the objects thereof. Meetings may be held without notice if all the Directors are present or those not present waive notice in writing whether before or after the meeting.

        5. Quorum and Vote Requirement

        A quorum at any meeting shall consist of a majority of the number of Directors fixed by the By-Laws and a majority of those present where there is a quorum shall decide all questions coming before the meeting. The Chairman shall always be entitled to vote.

        6. Action by Written Consent

        The Board of Directors may take action without a meeting provided that all of the Directors sign a written consent pursuant to Section 13.1-685 of the Virginia Stock Corporation Act.

                                  ARTICLE III
                              Executive Committee

        1. Appointment

        The Board of Directors may, by the concurring action of a majority of the number of the Directors fixed by the By-Laws, designate by resolution 2 or more of the Directors to constitute an Executive Committee.

        2. Authority

        The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except (i) to approve or recommend to stockholders for approval, any of the actions listed in items (a), (b), (c), (d) or (e) of Section
2 of Article I or (ii) to amend the By-Laws.

        3. Quorum

        A majority of the members of the Executive Committee shall constitute a quorum.

        4. Action Without a Meeting

        The Executive Committee may take action without a meeting upon the signature of all members to a written consent signed before such action and setting forth the action to be taken in this manner.

        5. Minutes

        The Executive Committee shall keep regular minutes of its proceedings.

        6. Other Rules

        The Executive Committee may make other rules for the conduct of its meetings, the notice required and the maintenance of its records.

                                   ARTICLE IV

                                Audit Committee

        1. Establishment

        There shall be and hereby is established an Audit Committee of the Board of Directors, which Committee is intended to function primarily in an oversight capacity with respect to the Company's auditing, accounting, reporting and control functions and to assist the whole Board in fulfilling its fiduciary responsibilities with respect thereto and the adequacy thereof. The Board in its judgment and from time-to-time, by subsequent actions, may provide more detailed description of the Committee's charter and modus operandi.

        2. Appointment

        The Board of Directors, by the concurring action of a majority of the number of Directors fixed by the By-Laws, shall designate by resolution two or more of the Directors to constitute an Audit Committee, of which a majority shall be independent directors and the Chairman thereof.

        3. Quorum

        A majority of the members of the Audit Committee shall constitute a quorum.

        4. Minutes

        The Audit Committee shall keep regular minutes of its proceedings.

        5. Other Rules

        The Audit Committee, as it deems appropriate, may make such other rules for the conduct of its meetings, the notice required and the maintenance of its records.

                                   ARTICLE V
                             Compensation Committee


        1. Appointment

        The Board of Directors shall, by the concurring action of a majority of the number of the Directors fixed by the By-Laws, designate by resolution two or more of the Directors to constitute the Compensation Committee.



        2. Authority

        The Compensation Committee shall fix the salaries and extra compensation of all executive officers. It also shall administer the Corporation's Restricted Stock Plan.

        3. Quorum

        A majority of the members of the Compensation Committee shall constitute a quorum.

        4. Action Without a Meeting

        The Compensation Committee may take action without a meeting upon the signature of all members to a written consent setting forth the action to be taken in this manner.

        5. Minutes

        The Compensation Committee shall keep regular minutes of its proceedings.

        6. Other Rules

        The Compensation Committee may make other rules for the conduct of its meetings, the notice required and the maintenance of its records.







                               ARTICLE VI

                                Officers

        1. Officers and Election

        The Board of Directors, promptly after its election in each year, shall elect a Chairman of the Board (who shall be one of the Directors), a President (who shall be one of the Directors), a Treasurer and a Secretary, and may elect an Senior Vice President and such number of Vice Presidents (with or without special designation), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries as the Board may choose, all to hold office until the next annual meeting of the Board of Directors or until such times as their respective successors shall be elected, unless removed by the Board of Directors. Any officer may hold more than one office except that the same person shall not be President and Secretary.

        2. Removal

        Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby.

        3. Vacancies

        A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

        4. Duties

        The Chairman of the Board of Directors shall be the principal executive officer of the Corporation. He shall preside at all meetings of Directors and stockholders and have general supervision of the affairs of the Corporation. Subject to the Chairman of the Board of Directors, the President shall be the principal executive officer of the Corporation and in the absence or incapacity of the Chairman of the Board or at the direction of the Chairman of the Board, shall discharge his duties. In the absence or incapacity of the Chairman of the Board of Directors and of the President or at their joint direction, the Senior Vice President, if any, shall be the principal executive officer of the Corporation and shall discharge the duties of the President. Subject to the preceding, the officers of the Corporation shall have such duties as ordinarily pertain to their respective offices and in addition the duties and responsibilities contemplated by the Basic Plan of Management Organization as approved under date of July 10, 1959, with such changes as may at the time be in effect.

        5. Compensation

        The Chairman of the Board shall recommend to the Compensation Committee the salaries and any extra compensation of all executive officers except himself. The Compensation Committee shall fix the salaries and any extra compensation of all executive officers. No officer shall be prevented from receiving compensation by reason of being a Director.

                                  ARTICLE VII

                                     Stock

        1. Certificates

        Each stockholder shall be entitled to a certificate or certificates of stock in such form as may be approved by the Board of Directors. Each certificate shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary and sealed with the Corporation's seal, which may be either facsimile, engraved or printed. Certificates of stock issued in the name of Noland Company, Incorporated, shall continue as valid certificates of stock of the Corporation under its new name Noland Company.

        2. Transfers

        All transfers of stock of the Corporation shall be made upon its books by surrender of the certificate for the shares transferred accompanied by an assignment in writing by the holder and may be accomplished either by the holder in person or by a duly authorized attorney in fact. Before a new certificate is issued the surrendered certificate shall be marked "cancelled" and the date of cancellation marked thereon and initialed by the Secretary or an Assistant Secretary.

        3. Replacement

        In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms not in conflict with law as the Board of Directors may prescribe.

        4. Transfer Agents

        The Board of Directors may appoint one or more Transfer Agents and Registrars and may require stock certificates to be countersigned by a Transfer Agent or registered by a Registrar or may require stock certificates to be both countersigned by a Transfer Agent and registered by a Registrar. If certificates of Capital Stock of the Corporation are signed by a Transfer Agent or by a Registrar (other than the Corporation itself or one of its employees), the signature thereon of the officers of the Corporation and the seal of the Corporation thereon may be facsimiles, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

                                  ARTICLE VIII

                                      Seal

        The seal of the Corporation shall be a circular die of which there may be any number of counterparts with the words "SEAL" and the name of the Corporation engraved thereon.

                                   ARTICLE IX

                    Voting of Stock Held in Other Companies

        Unless otherwise provided by a resolution of the Board of Directors, the Chairman of the Board of Directors or the President may sign a proxy voting any shares of stock owned by the Corporation in other companies, or personally attend the meeting and vote such shares or appoint attorneys to vote such shares.

                                   ARTICLE X

                   Indemnification of Directors and Officers

        Each Director and officer shall be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such a Director or officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of gross negligence or willful misconduct in the performance of his duty as such Director or officer. In the event of any judgment against such Director or officer, except one adjudging him to have been guilty of gross negligence or willful misconduct in the performance of his duty, or in the event of a settlement, the indemnification shall be made only if the Corporation shall be advised that such Director or officer was not guilty of gross negligence or willful misconduct in the performance of his duty, and, in the event of a settlement, that such settlement was, or if still to be made is, in the best interest of the Corporation. As to officers who are not past or present Directors, such opinion shall be rendered by the Board of Directors. As to past or present Directors such opinion shall be rendered by independent counsel appointed by the Board of Directors. If the determination is to be made by the Board of Directors, it may rely, as to all questions of law, on the advice of independent counsel. Every reference herein to Director or officer shall include every Director or officer or former Director or officer of the Corporation and every person who may have served at its request as a Director or officer of another corporation in which the Corporation owns shares of stock or of which it is a creditor or, in case of a non-stock corporation, to which the Corporation contributes and, in all of such cases, his executors and administrators. The right of indemnification hereby provided shall not be exclusive of any other rights to which any Director or officer may be entitled.

                                   ARTICLE XI

                               Emergency By-Laws

        The Emergency By-Laws provided in this Article shall be operative during any emergency resulting from an attack on the United States or any nuclear or atomic disaster notwithstanding any different provision in the preceding Articles of the By-Laws or in the Articles of Incorporation of the Company. To the extent not inconsistent with these Emergency By-Laws, the By-Laws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency By-Laws shall cease to be operative unless and until another such emergency shall occur.

        During any such emergency:

                (a) Any meeting of the Board of Directors may be called by any officer of the Company or by an Director. Notice shall be given by such person or by any officer of the Company. The notice shall specify the place of the meeting, which shall be the general office of the Company at the time if feasible and otherwise any other place specified in the notice. The notice shall also specify the time of the meeting. Notice may be given only to such of the Directors as it may be feasible to reach and by such means as may be feasible, including publication or radio. If given by mail, messenger, telephone or telegram, the notice shall be addressed to the Director at his residence or business address or such other place as the person giving the notice shall deem most suitable. If it appears that there may be difficulty in getting a quorum, then notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice and otherwise on any shorter time he may deem necessary.

                (b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time by Article II of the By-Laws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:

                        (i)   The Senior Vice President, if any;

                        (ii) The Vice Presidents (with or without special designation) in the order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and

                        (iii) Any other persons that are designated on a list
                that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

                (c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Company shall for any reason be rendered incapable of discharging their duties.

                (d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the general office or designate several alternative general offices or regional offices, or authorize the officers to do so.

        No officer, Director or employee acting in accordance with these Emergency By-Laws shall be liable except for willful misconduct.

        These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                  ARTICLE XII

                                   Amendments

        The By-Laws may be amended by the Directors or the stockholders provided, in the case of the stockholders, that the proposed amendment is stated in the notice of the meeting.